EXHIBIT 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Sherman McCorkle Joins Board of Directors of EMCORE Corporation

ALBUQUERQUE, NM--(Marketwire - 12/23/09) - EMCORE Corporation (NASDAQ:EMKR - News), a leading provider of compound semiconductor-based components, subsystems, and systems for the fiber optics and solar power markets, today announced that Sherman McCorkle was elected to join its Board of Directors as an Class B independent director.

Sherman McCorkle is a native New Mexican and has been deeply involved in the New Mexico business community for most of his career. He is President and Chief Executive Officer of Technology Ventures Corporation (TVC), an Albuquerque-based organization that assists start up companies in developing and commercializing technologies from research universities and the national laboratories.    Prior to joining TVC as President & CEO in 1993, Mr. McCorkle served as CEO & President of Sunwest Credit Services Corporation commencing in 1988. In 1977, he co-founded and was Charter Director of Plus Systems Incorporated, the original platform that enabled national and international electronic banking and ATM systems. In addition, Mr. McCorkle is a co-founder and Charter Director of New Mexico Bank and Trust and First Community Bank.

“As Chairman of Sandia Science and Technology Park, Sherman was instrumental in persuading EMCORE to locate and expand its operations in Albuquerque, and has been a great advocate of EMCORE in reaching out to the local community, state government, and congressional offices, ” stated Reuben F. Richards, EMCORE’s Chairman of the Board. “We are excited about the addition of Sherman to our Board, and look forward to working with him as we enter the new decade.”

“It is a great honor to serve on EMCORE’s board,” commented Mr. McCorkle. “I am very proud of EMCORE’s accomplishments over the last decade in Albuquerque. They took drawing board concepts from Sandia National Labs and successfully commercialized them to emerge as the largest high-efficiency solar cell provider in the world. EMCORE has served as an excellent example of what is possible by commercializing local technologies. I look forward to be a part of this very exciting company.”

Mr. McCorkle was elected to fill a Board vacancy and began service as a director immediately upon his election.  As a Class B director, he will stand for re-election at the Company’s 2010 annual meeting of shareholders.

About EMCORE
EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets. EMCORE's Fiber Optics unit offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power unit provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at www.emcore.com.

FORWARD LOOKING STATEMENTS SAFE-HARBOR
This press release contains forward-looking statements regarding EMCORE’s future growth and success in its community. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. These risks and uncertainties include, but are not limited to (a) economic, competitive and regulatory conditions affecting our business and the markets for our products and (b) the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as updated by annual, quarterly and other reports and documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof, and EMCORE does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact:
EMCORE Corporation
Silvia M. Gentile
Executive Offices
(505) 323-3417
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com